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                                                                     EXHIBIT 5.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Fairmont Hotels & Resorts Inc. of our Auditor's report dated January 30, 2004, and our Comments by Auditors on Canada - United States Reporting Differences dated January 30, 2004 relating to the consolidated financial statements of Fairmont Hotels & Resorts Inc, which appear in Fairmont Hotels & Resorts Inc. Form 6-K dated March 30, 2004. We also consent to all references to us under the headings "Auditors" and "List of Documents Filed as Part of the Registration Statement."


/s/ PricewaterhouseCoopers LLP

Toronto, Ontario, Canada
April 5, 2004